Exhibit 99.1

Polar Power Reports First Quarter 2024 Financial Results

GARDENA, CA – May 15, 2024 – Polar Power, Inc. (“Polar Power” or the “Company”) (NASDAQ: POLA), a global provider of prime, backup, and solar hybrid DC power solutions, reports its financial results for the first quarter of 2024.

Q1 2024 Financial Highlights

●	Net sales of $1.8 million compared to $4.2 million in the same period in 2023
●	Operating expenses of $1.6 million compared to $1.7 million in the same period in 2023
●	Net loss was $2.1 million, or $(0.12) per basic and diluted share, compared to a net loss of $1.1 million, or $(0.09) per basic and diluted share in the same period in 2023
●	Working capital of $9.6 million as of March 31, 2024, with $16.2 million in inventory
●	Backlog at March 31, 2024 was $7.7 million, including $5.7 million in new bookings during first quarter of 2024

Event Subsequent to First Quarter 2024

●	Received approximately $2.0 million in additional new orders in April, marking four consecutive months of increased bookings

Arthur Sams, CEO of Polar Power, commented, “Our first quarter financial results reflect delays in international shipments and pushout of orders from our top telecom customers to the second half of 2024. Encouragingly, though, this sector accounts for almost 70% of orders booked thus far in 2024, indicating that the orders postponed last year are being released, and we’ve seen an increase in orders each month from those customers and from new ones.

“Our highly efficient technology platform offers significant cost savings for a variety of end-markets, and we continue to negotiate with customers, financial resources, and other potential partners to broaden our distribution, and generate the growth that our shareholders require. We have identified some very large international opportunities that we believe could be transformative for the company and are diligently working to accelerate our growth and take advantage of the opportunities ahead of us,” continued Mr. Sams.

“Finally, during the first quarter of 2024 we continued to see diversification of our business, with nearly 40% in net sales resulting from non-tier-1 telecom customers, and military orders comprising 25% of our revenues compared to 5% in last year’s first quarter. We anticipate that diversification of our business when combined with growth of our existing telecom customers will continue to provide a foundation of stable long-term growth for our company,” concluded Mr. Sams.

About Polar Power, Inc.

Polar Power (NASDAQ: POLA), Polar Power is pioneering technological changes that radically change the production, consumption, and environmental impact of power generation and is a leading provider of DC advanced power and cooling systems, pioneering innovations across diverse industrial applications. Its product portfolio, known for innovation, durability, and efficiency, presently includes standard products for telecom, military, renewable energy, marine, automotive, residential, commercial, oil field and mining applications. Polar Power’s systems can be configured to operate on any energy source including photovoltaics, diesel, LPG (propane and butane), and renewable fuels.

Polar Power’s telecom power solutions offer significant cost savings with installation, permitting, site leases, and operation. Its military solutions provide compact, lightweight, fuel efficient, reliable power solutions for robotics, drone, communications, hybrid propulsion, and other applications. Its mobile rapid battery charging technology enables on-demand roadside charging for electric vehicles. Its combined heat and power (CHP) residential systems offer innovative vehicle charging and integrated home power systems via natural gas or propane feedstocks, optimizing performance and system costs. Polar Power’s micro / nano grid solutions provide lower cost energy in “bad-grid or no-grid” environments. Its commitment to technological advancement extends to hybrid propulsion systems for marine and specialty vehicles, ensuring efficiency, comfort, reliability, and cost savings.

For more information, please visit www.polarpower.com. or follow us on www.linkedin.com/company/polar-power-inc/.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This news release contains certain statements of a forward-looking nature relating to future events or future business performance. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. With the exception of historical information, the matters discussed in this press release including, without limitation, Polar Power’s belief that orders from its telecom customers will continue to materialize; Polar Power’s expectations that its planned investment in sales and marketing will accelerate sales growth, and managing operating expenses should enable both top- and bottom-line improvements throughout 2024 are forward-looking statements and considerations that involve a number of risks and uncertainties. The actual future results of Polar Power could differ from those statements. Factors that could cause or contribute to such differences include, but are not limited to, adverse domestic and foreign economic and market conditions, including demand for its Summit Series, 27 kW DC generator product line; trade tariffs on raw materials; changes in domestic and foreign governmental regulations and policies; the impact of inflation and changing prices on raw materials; supply chain constraints causing significant delays in sourcing raw materials; labor shortages as a result of the pandemic, low unemployment rates, or other factors limiting the availability of qualified workers; and other events, factors and risks. It undertakes no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond Polar Power’s control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in Polar Power’s reports filed with the Securities and Exchange Commission.

Media and Investor Relations:

CoreIR

Peter Seltzberg, SVP Investor Relations and Corporate Advisory

+1 212-655-0924

ir@polarpowerinc.com

www.CoreIR.com

Company Contact:

Polar Power, Inc.

249 E. Gardena Blvd.

Gardena, CA 90248

Tel: 310-830-9153

ir@polarpowerinc.com

www.polarpower.com

POLAR POWER, INC.

BALANCE SHEETS

(in thousands, except share and per share data)

	March 31, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$212	$549
Accounts receivable	1,282	1,676
Inventories	16,221	16,522
Prepaid expenses	444	455
Employee retention credit receivable	2,000	2,000
Income taxes receivable	787	787
Total current assets	20,946	21,989

Other assets:
Operating lease right-of-use assets	2,530	2,818
Property and equipment, net	278	344
Deposits	108	108

Total assets	$23,862	$25,259

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,194	$1,762
Customer deposits	2,545	1,618
Accrued liabilities and other current liabilities	1,131	1,151
Line of credit	4,914	4,238
Notes payable-related party	257	257
Notes payable, current portion	40	64
Current portion of operating lease liabilities	1,197	1,124
Total current liabilities	11,278	10,214

Operating lease liabilities, net of current portion	1,537	1,856

Total liabilities	12,815	12,070

Commitments and Contingencies

Stockholders’ Equity
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.0001 par value, 50,000,000 shares authorized, 17,579,089 shares issued and 17,561,612 shares outstanding on March 31, 2024, and December 31, 2023	2	2
Additional paid-in capital	38,886	38,886
Accumulated deficit	(27,801)	(25,659)
Treasury Stock, at cost (17,477 shares)	(40)	(40)
Total stockholders’ equity	11,047	13,189

Total liabilities and stockholders’ equity	$23,862	$25,259

POLAR POWER, INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2024	2023
Net Sales	$1,775	$4,190
Cost of Sales	2,177	3,435
Gross profit (loss)	(402)	755

Operating Expenses
Sales and marketing	231	333
Research and development	220	346
General and administrative	1,126	1,111
Total operating expenses	1,577	1,790

Loss from operations	(1,979)	(1,035)

Other income (expenses)
Interest expense and finance costs	(163)	(78)
Total other income (expenses), net	(163)	(78)

Net loss	$(2,142)	$(1,113)

Net loss per share – basic and diluted	$(0.12)	$(0.09)
Weighted average shares outstanding, basic and diluted	17,561,612	12,949,550

POLAR POWER, INC.

UNAUDITED STATEMENTS OF CASH FLOW

(in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(2,142)	$(1,113)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	66	116
Changes in operating assets and liabilities
Accounts receivable	394	(986)
Inventories	301	(1,415)
Prepaid expenses	11	777
Operating lease right-of-use asset	288	196
Accounts payable	(568)	794
Customer deposits	927	643
Accrued expenses and other current liabilities	(20)	25
Operating lease liabilities	(246)	(193)
Net cash used in operating activities	(989)	(1,156)

Cash flows from financing activities:
Proceeds from advances from credit facility	676	1,127
Repayment of notes payable	(24)	(63)
Net cash provided by financing activities	652	1,064

Decrease in cash and cash equivalents	(337)	(92)
Cash and cash equivalents, beginning of period	549	211
Cash and cash equivalents, end of period	$212	$119

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:

Initial recognition of operating lease right-of-use assets and operating lease liabilities	$—	$2,392